UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 11, 2015

STANCORP FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

State of Oregon	1-14925	93-1253576
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1100 SW Sixth Avenue, Portland, Oregon	97204
(Address of principal executive offices)	(Zip Code)

(971) 321-7000

(Registrant’s telephone number, including area code)

No Change

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 –	Corporate Governance and Management

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Shareholders held on May 11, 2015, the shareholders of StanCorp Financial Group, Inc. voted in favor of the matters described below. The final results of the voting were as follows:

	Term Expiration	Votes For	Votes Against	Abstained	Broker Non-Votes
1. Election of Directors
Virginia L. Anderson	2016	31,466,686	436,908	22,178	1,794,369
Ranjana B. Clark	2016	31,801,043	101,968	22,761	1,794,369
Timothy A. Holt	2016	31,841,033	64,266	20,473	1,794,369
Kevin M. Murai	2016	31,807,321	97,778	20,673	1,794,369
Eric E. Parsons	2016	31,770,131	134,097	21,544	1,794,369

		Votes For	Votes Against	Abstained	Broker Non-Votes
2. Ratify the Appointment of the Independent
Registered Public Accounting Firm		32,976,412	700,256	43,473	—

		Votes For	Votes Against	Abstained	Broker Non-Votes
3. Advisory Approval of
Executive Compensation		31,407,005	420,270	98,497	1,794,369

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANCORP FINANCIAL GROUP, INC.

Dated: May 13, 2015

/s/ Robert M. Erickson
Robert M. Erickson
Vice President, Controller and Treasurer